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[DIEBOLD LOGO]

                                                                    EXHIBIT 10.2

                           RESTRICTED SHARE AGREEMENT
                        DATE OF GRANT: ________________

                  WHEREAS, ______________ (hereinafter called the "Grantee") is a key associate of Diebold, Incorporated (hereinafter called the "Corporation"); and

                  WHEREAS, the execution of a Restricted Share Agreement (hereinafter called the "Agreement") substantially in the form hereof has been authorized by a resolution of the Board of Directors of the Corporation duly adopted on ____________, 20___.

                  NOW, THEREFORE, the Corporation, pursuant to its 1991 Amended and Restated Equity and Performance Incentive Plan (the "Plan"), has this day granted to the Grantee, a total of _____________ (_______) Common Shares of the Corporation subject to the terms and conditions of the Plan and the following terms, conditions, limitations and restrictions:

            1. The Common Shares subject to this grant shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the Grantee's name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth. The Grantee shall have all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends paid thereon, provided that such shares, together with any additional shares which the Grantee may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the Corporation is the surviving corporation or any other change in capital structure shall be subject to the restrictions hereinafter set forth.

            2. The Common Shares subject to this grant may not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of by the Grantee except to the Corporation until _______ (__) years have elapsed from the Date of Grant, except that the Grantee's rights with respect to such shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this section shall be void, and the purported transferee shall obtain no rights with respect to such shares. The Corporation in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Common Shares subject to this grant.

            3. All the Common Shares subject to this grant shall be forfeited by the Grantee if the Grantee's employment with the Corporation is terminated before the _______ (____) anniversary of the Date of Grant voluntarily on the Grantee's part or in the event of a Termination for Cause. As used herein, the term "Termination for Cause" shall mean a termination (i) due to the Grantee's willful and continuous gross neglect of his or her duties for which he or she is employed, or (ii) due to an act of dishonesty on

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                                                                              2.

      the part of the Grantee constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary.

            4. If, however, the Grantee's employment with the Corporation is terminated before the ______ (___) anniversary of the Date of Grant as a result of the Grantee's death or permanent total disability or owing to the Grantee's termination of employment without Cause, the restrictions on the shares provided in Sections 2 and 3 hereof shall lapse as to the number of shares which bears the same ratio to the total number of shares subject to this grant as the number of full years from the date of this grant to the date of the termination of such employment bears to _______ (___), and the balance of the shares subject to this grant shall be forfeited to the Corporation.

            5. During the period in which the transferability and forfeiture restrictions provided in Sections 2 and 3 hereof are in effect, the certificates representing the Common Shares covered by this grant shall be retained by the Corporation, together with the accompanying stock power signed by the Grantee and endorsed in blank.

            6. In the event of a "Change in Control" as hereinafter defined, the restrictions on the Common Shares subject to this grant provided in Sections 2 and 3 hereof shall thereupon lapse and terminate. For the purposes of this section, a Change in Control shall occur upon the happening of any of the following events:

                  (i) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Corporation immediately prior to such transaction;

                  (ii) The Corporation sells or otherwise transfers all or
            substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Corporation immediately prior to such sale or transfer;

                  (iii) There is a report filed on Schedule 13D or Schedule
            14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty (20) percent or more of the combined voting power of the then-outstanding securities entitled to vote generally in the

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                                                                              3.

            election of directors of the Corporation (the "Voting Stock");

                  (iv) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                  (v) If during any period of two (2) consecutive years,
            individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each Director of the Corporation first elected during such period was approved by a vote of at least two-thirds (2/3) of the Directors of the Corporation then still in office who were Directors of the Corporation at the beginning of any such period.

      Notwithstanding the foregoing provisions of subsections (iii) or (iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement, either (1) solely because (a) the Corporation,
      (b) a Subsidiary of the Corporation, or (c) any Corporation-sponsored employee stock ownership plan or any other employee benefit plan of the Corporation, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of twenty (20) percent or otherwise, or because the Corporation reports that a change in control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership, or (2) solely because of a change in control of any Subsidiary by which the Grantee may be employed. Notwithstanding the foregoing provisions of subsections (i-iv) hereof, if, prior to any event described in subsections (i-iv) hereof instituted by any person not an officer or director of the Corporation, or prior to any disclosed proposal instituted by any person not an officer or director of the Corporation which could lead to any such event, management proposes any restructuring of the Corporation which ultimately leads to an event described in subsections (i-iv) hereof pursuant to such management proposal, then a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement.

            7. The Grantee hereby acknowledges that federal and state income, payroll or other applicable taxes may apply with respect to this grant. If the Corporation determines, in its sole discretion, that withholding is required, the Grantee agrees by the acceptance of this grant that such withholding may be accomplished through withholding from the cash compensation due to the Grantee from the Corporation an amount sufficient to satisfy the full withholding obligation. If withholding pursuant to the foregoing sentence is insufficient (in the sole judgment of the Corporation) to satisfy the full withholding obligation, the Grantee agrees that either (a) the Grantee will pay over to the Corporation

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                                                                              4.

      the amount of cash necessary to satisfy such remaining withholding obligation by the time thereafter specified in writing by the Corporation, or (b) the Corporation may retain such number of the shares covered by this grant as shall be equal in value to the amount of the remaining withholding obligation. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Corporation of a portion of the Common Shares delivered to the Grantee.

            8. For purposes of this Agreement, the continuous employ of the Grantee with the Corporation or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an associate of the Corporation or any Subsidiary, by reason of the transfer of his or her employment among the Corporation and its Subsidiaries.

            9. Nothing contained in this Agreement shall limit whatever right the Corporation or a Subsidiary might otherwise have to terminate the employment of the Grantee.

            10. This Agreement is subject to the terms and conditions of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

                  EXECUTED as of the ____ day of _______________.

                                             DIEBOLD, INCORPORATED

                                             ___________________________________
                                         By: Walden W. O'Dell
                                             Chairman of the Board, President
                                             and Chief Executive Officer

            The undersigned Grantee hereby acknowledges receipt of an executed original of this Restricted Share Agreement and accepts the Restricted Shares granted thereunder.

      Dated: _______________                    ______________________________
                                                (Signature)